UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

On May 6, 2020, Bright Mountain Media, Inc. (the “Company”) closed an additional $207,500 in a private offering (“Offering”). The Offering was for a $500,000 minimum and a maximum of $5 million. As of the date of this Report on Form 8- k, the Company has received gross proceeds of $3,001,250. The Offering consists of units (“Units”) each unit contains one share of Common Stock (“Common Stock”) and one warrant (“Warrant”) exercisable for one share of Common Stock at an offering price of $0.50 per Unit. The Warrants are five-year Warrants to purchase one share of Common Stock at an exercise price of $0.75 cents per share.

This tranche was for a total of $207,500 to ten accredited investors purchasing an aggregate of 415,000 Units. The Company received proceeds of $176,375 and $31,125 was paid to the placement agent (“Placement Agent”), a registered broker dealer as their Placement Agent fee. The Placement Agent also received Warrants to purchase 41,500 shares of Common Stock included in the Offering.

All securities issued in the Offering, were sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933.

Securities issued in the Offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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9.01 Financial Statements and Exhibits

No.	Exhibit Description

10.1	Form of Subscription Agreement and Purchaser Questionnaire*

10.2	Form of Warrant*

*Incorporated by reference from the Company’s Current Report on Form 8-k filed on February 4, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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